UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021

GREENROSE ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-392174	84-2845696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Broadway Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

(516) 346-6270
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	GNRSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	GNRS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GNRSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a public statement (the “SEC Warrant Accounting Statement”) on accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”). The SEC Warrant Accounting Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Warrant Accounting Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

The warrant agreement governing Greenrose Acquisition Corp.’s (the “Company”) warrants includes a provision that provides for potential changes to the settlement amounts dependent on the characteristics of the holder of the warrants (the “Private Warrants”) issued by the Company as part of private placements in connection with its initial public offering (the “IPO”). Upon review of the SEC Warrant Accounting Statement, the Company’s management further evaluated the private warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant.

The Company previously classified (i) the public warrants (the “Public Warrants”) issued as part of the IPO and Private Warrants and (ii) the Company’s convertible promissory notes – related party as equity instruments. Upon further consideration of the rules and guidance, the Company’s management concluded that the Private Warrants, and if the convertible promissory notes are converted into Private Warrants, these warrants (collectively, the “Derivative Instruments”) are precluded from equity classification. As a result, the Derivative Instruments should be recorded as liabilities on the balance sheet and measured at fair value at inception and on a recurring basis in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statement of operations.

On May 14, 2021, the Audit Committee of the Company’s board of directors, after consultation with management and a discussion with Marcum LLP, the Company’s independent registered public accounting firm concluded that its financial statements for the year ended December 31, 2020, and as of and for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Non-Reliance Periods”) should no longer be relied upon based on the correction of an error as described above.

As a result, the Company is announcing that it will restate its historical financial results for the Non-Reliance Periods, in each case to reflect the change in accounting treatment (the “Restatement”). The Company will file its Form 10-K/A for the year ended December 31, 2020 to reflect the Restatement as promptly as practicable following the filing of this Form 8-K. The Company’s prior accounting for the Derivative Instruments did not have any effect on the Company’s previously reported investments held in trust or cash.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENROSE ACQUISITION CORP.

Date: May 17, 2021	By:	/s/ William F. Harley III
		Name:	William F. Harley III
		Title:	Chief Executive Officer

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